Confidential	Exhibit 10.1

Richard D Moss

Chief Treasury & Tax Officer

Retention Plan Award Agreement

—	Richard D Moss will be provided a cash Retention Plan Award Agreement. The specific provisions of this Retention Plan Award Agreement (the “Retention Award”) are as follows:

—	The Retention Award amount is $275,000 USD (less applicable taxes).

—	The Retention Plan is in effect from May 12, 2011 through August 1, 2012.

—	This Retention Award will be paid in cash (less applicable taxes) as soon as administratively possible after August 1, 2012.

—	The employee must be in an active status to receive the payment.

—	Eligibility for this Retention Award is contingent upon strict confidentiality of the terms of this retention plan during and following the Retention Plan period.

—	In the event of involuntary termination with severance, the employee is eligible for full payment. The payment will be made as soon as administratively possible after the termination date.

—	If the employee resigns or is involuntarily terminated for cause prior to the end of the retention period, the employee will forfeit this award.

—

In case of death or total disability, the employee or employee’s estate is eligible for a pro-rata portion based upon employee’s period of active service during the retention period. The payment will be made as soon as administratively possible after the date or death of total disability.

Signatures:

/s/ Richard D. Moss	6/28/11
Richard D. Moss Chief Treasury & Tax Officer	Date

/s/ Kevin W. Oliver	6/15/11
Kevin W. Oliver Chief Human Resources Officer	Date

/s/ Richard A. Noll	6/22/11
Richard A. Noll Chairman & Chief Executive Officer	Date

/s/ AD 6/14/11
Annamarie D’Souza Initials

Confidential

Confidentiality Agreement

for

Richard D Moss

By signing below, you agree that:

1. In consideration of the cash Retention Award, and unless required by law, you will not disclose the existence of the Retention Award or disclose any details of the Retention Award to any third party or entity, except your attorney, tax preparer, accountant, financial planner, spouse, or domestic partner, but only with the understanding that they, too, are strictly bound by this confidentiality provision.

2. You understand that any failure to abide by this Confidentiality Agreement will result in immediate forfeiture and clawback of the entire Retention Award. Your repayment to Hanesbrands Inc. of the entire Award will be due within 30 days after notice by Hanesbrands of your breach/violation of this agreement.

3. You understand that any failure to abide by this Confidentiality Agreement may lead to disciplinary action.

4. The covenants set forth in this agreement will survive and be enforceable in law and/or equity after your resignation or termination of employment.

5. If any provision of this letter Agreement is invalid or unenforceable, the remaining provisions will continue in effect.

6. This Confidentiality Agreement constitutes the entire Agreement regarding its subject matter, and may not be modified or amended in any way except in writing and shall be governed by the law of the State of North Carolina. If legal action is brought at any time based on any claim arising out of, or relating to this Agreement, you agree to submit to the jurisdiction and venue of the state courts of Forsyth County, North Carolina or the federal district court for the Middle District of North Carolina and agree that such courts shall have exclusive jurisdiction and venue of such action.

7. This Confidentiality Agreement is in force until your resignation or earlier termination from Hanesbrands. This cash retention award will be in the amount of $275,000 (less applicable taxes) and paid as soon as administratively possible after August 1, 2012.

The undersigned acknowledges that she has read and understands this Agreement and signs this Agreement intending to be bound by its terms as of the effective date written below.

AGREED as of this      of         , 20    .

Signatures:

/s/ Richard D. Moss	6/28/11
Richard D. Moss Chief Treasury & Tax Officer	Date

/s/ Kevin W. Oliver	6/19/11
Kevin W. Oliver Chief Human Resources Officer	Date

/s/ AD 6/14/11
Annamarie D’Souza Initials